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EXHIBIT 5.1

DLA Piper LLP (US) 401 Congress Avenue, Suite 2500 Austin, Texas 78701-3799 www.dlapiper.com

April 8, 2010
Convio, Inc.
11501 Domain Drive, Suite 200
Austin, Texas 78758

Ladies and Gentlemen:

    We have acted as counsel to Convio, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of (i) 4,406,273 shares of the Company's newly-issued Common Stock, including 769,909 Shares that are subject to an over-allotment option granted to the underwriters in the offering (the "Company Shares") and (ii) 1,496,364 shares of the Company's Common Stock held by certain stockholders (the "Outstanding Shares") of the Company (the "Selling Stockholders"), including shares of Common Stock issuable upon the exercise of certain outstanding warrants (the "Warrants," and the shares issuable upon the exercise thereof, the "Warrant Shares") held by certain Selling Stockholders, as set forth in the Company's registration statement (No. 333-164491) on Form S-1 filed with the Securities and Exchange Commission (the "SEC") on January 22, 2010 (as amended and supplemented and as may be subsequently amended and/supplemented through the date of the Company's issuance and sale of the Company Shares, the "Registration Statement") under the Securities Act of 1933, as amended. The Company Shares, Outstanding Shares and Warrant Shares are collectively referred to herein as the "Shares."

    This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

    In connection with this opinion, we have reviewed and relied upon (a) the Registration Statement and related prospectus, (b) the Company's charter documents, as amended to date, (c) the Company's records of its corporate proceedings in connection with the issuance and sale of the Shares, (d) the Warrants and (e) such other documents, corporate records, certificates of public officials and instruments as we have deemed necessary for the purposes of rendering this opinion. We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. With respect to our opinion that the Warrant Shares will be validly issued, we have assumed that such Shares will be evidenced by appropriate certificates, duly executed and delivered.

    We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

    Based on such review, and in reliance thereon, we are of the opinion that (a) the Company Shares, to be issued and sold by the Company when issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement, the preliminary prospectus and the underwriting agreement to be entered into by and between the Company and Thomas Weisel Partners LLC and Piper Jaffray & Co., as representatives of the several underwriters and the Selling Stockholders, and in accordance with the resolutions adopted by the Company's board of directors and to be adopted by the pricing committee thereof, will be validly issued, fully paid and non-assessable, (b) the Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable, and (c) the Warrant Shares, if and when issued, paid for and delivered in compliance with the terms of the applicable

Warrants pursuant to which the Warrant Shares are to be issued, will be, validly issued, fully paid and nonassessable.

    We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

    Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Sincerely,

DLA Piper LLP (US)

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  EXHIBIT 5.1